INVESTOR PRESENTATION

January 2011 Non-Deal Roadshow

Forward Looking Statements

The information contained in this slide presentation is summary information that is intended to be considered in the context of SEC filings and other public announcements made by Subaye, Inc. ("Subaye" or the "Company"), by press release or otherwise, from time to time. The Company undertakes no duty or obligation to publicly update or revise the information contained in this slide presentation, although it may do so from time to time as management believes is warranted. Any such updating may be made through the filing of reports or documents with the SEC, through press releases or through other public disclosure. This slide presentation contains statements as to the Company's beliefs and expectations of the outcome of future events that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These include the risks and uncertainties associated with economic conditions affecting the internet, entertainment, international and domestic trade and the media advertising industries, the timing of new product releases, updates to websites, approval of certain activities by the Chinese government, business activities of our partners, increased costs and other risks associated with new product releases, entertainment assets, advertising costs, internet use by Chinese individuals and businesses within China, and our ability to continue to generate significant cashflows each month. Other factors could cause operating results or financial results to differ and are more fully described within Subaye's SEC filings. The Company does not undertake any obligation to release publicly any revisions to forward-looking statements made by the Company to reflect events or circumstances occurring after the date hereof or to react to the occurrence of unanticipated events.

Company Overview

Subaye, Inc. (NASDAQ: SBAY) is a leading online business services provider in China engaged in enterprise cloud computing, video marketing and business to consumer (B2C) business solutions. Subaye is one of 15 “emerging companies” in China focusing on enterprise cloud computing solutions for small to medium sized enterprises (SMEs).* Subaye is the only emerging company in China that currently offers an enterprise cloud computing solution bundled with business development tools such as video marketing and B2C solutions available to the entire workforce of an SME for one fixed monthly fee. Subaye markets its product as the “bundled cloud product” (BCP).

*Emerging companies are defined as companies Subaye sees as a threat to Subaye’s expansion in China, as of the date of this presentation. See the competition analysis in Subaye’s Form 10-K filed on December 23, 2010



ieChina
Subaye

Listed on NASDAQ

Cloud Computing

Enterprise Cloud Computing:

A user, wherever they may be, can obtain computing capabilities, use computer programs, access specific data of interest, and collaborate with other users, through the Internet, from a remote location at any time. A cloud computing provider is responsible for management, maintenance, backup, security and upgrading of computer hardware and software.

Traditional Enterprise Computing:

Infrastructure of computer servers, computers, network devices, operating system software are organized and maintained by the business in order to access computer programs, use specific data and collaborate with other users of the system. The business is responsible for management, maintenance, backup, security and upgrading of computer hardware and software.

Cloud Computing Product Classes

SAAS (software as a service) describes the hosting of computer software applications on remote computer servers that are accessed remotely at any time by a user through an internet connection as opposed to the user running the computer software on their own computer hardware directly.

IAAS (infrastructure as a service) generally describes a system used to process and store data at a remote location whereby the user can access the data and process data at any time from anywhere as opposed to having the data and the computer applications needed to process and store the data running on their own computer hardware directly.

PAAS (platform as a service) describes an online service that is used to create, test and host computing applications whereby the user can access the platform to complete their work at any time through an internet connection as opposed to the user working with computer applications running on their own computer hardware directly.

Market Opportunity

$2.3 Billion Market by 2012

NEC of Japan – the cloud computing market in China could reach $2.3 B by 2012. Growth is expected to be over 30% for the next several years. No dominant companies exist today.

Global Tech Companies are a Minimal Threat

Emergence of cloud computing was blocked by the Chinese government due to data security concerns. Just recently, the Chinese government has supported the spread of cloud computing. Cloud computing was a topic of consideration within the recently released 5 year plan for China, for 2011-2015. Cities such as Shanghai and Beijing have plans to spend aggressively for cloud technology infrastructure in the coming years.

Race for Cloud Business with SMEs has just Begun

Cloud technologies are still unknown to most SMEs in China. Change will happen rapidly. Subaye only counts approximately 15 emerging companies are currently in the "race" to become China's dominant cloud technology providers.

China: World's Largest Internet Userbase, Growth will Continue *

420 million internet users in China.
E-commerce sales in China topped $560 billion in 2009, up 21.7%.
31.8% Internet penetration in China, much lower than 70%+ in most developed countries.

42 Million SMEs in China Represent Subaye's Market

3.6 million SMEs in Guangdong Province, Subaye's strongest market.

*China Internet Network Information Center, World Bank

Growth Strategy

Increase Penetration in Existing Markets

Guangdong remains largest opportunity: Subaye has only ~1% market share of 3.6 million SMEs. New customer additions from recently acquired customer list (42,731 SMEs) should continue for the foreseeable future

Enter New Markets

Subaye operates currently in 27 markets in China, 50 markets by March 31, 2012.

Branding

Subaye believes in branding. All marketing and advertising is developed with a perspective on building Subaye's brand.

Introduce New Products, New Secondary Revenue Streams, Enhance BCP

- Group Buy launched on January 15, 2011
- Online 3D Mall launched on December 28, 2010, international version to be launched on January 28, 2011
- Mobile cloud computing product will be launched in July 2011

Relocation of R&D Activities to Guangzhou University for Tax Purposes

Tax exemption could be obtained for FY 12

Sales and Marketing Strategy

Large and Growing Salesforce

1,405 sales agents as of September 30, 2010, up from 212 sales agents as of September 30, 2009.

Full Service Localized Model

Sales agent managers in each market are locals, may employ additional local personnel at their discretion, customers receive face to face service.

High Retention, High Motivation

Commission rates offered to sales agents were increased to 25% in January 2010, and 30% in July 2010, previously commissions were 5%, and were one time commissions. Now commissions are higher and include a “trail payment” whereby sales agents are paid every month for every customer of Subaye’s who they delivered.

Marketing Promotions

Marketing promotions are a key driver for business development efforts in China. New ideas and new marketing plans are developed every day by management and its sales agent managers.

Customer Growth


BCP Paying Customers
14,800
14,600
14,400
14,200
14,000
13,800
13,600
13,400
13,200
13,000
Sep-10
Oct-10
Nov-10
Dec-10


Annualized Revenue Run-Rate (in Millions)
$75,000,000
$74,000,000
$73,000,000
$72,000,000
$71,000,000
$70,000,000
$69,000,000
$68,000,000
$67,000,000
$66,000,000
$65,000,000
Sep-10
Oct-10
Nov-10
Dec-10

Revenue recognition: Subaye charges its customers 4,000 Renminbi (approx. $600) per month for use of BCP. Revenue is reported on a net basis (after deduction of a 30% commission for its sales agents) in accordance with accounting principles generally accepted in the U.S. The sales commissions are recorded on a continuous basis as long as the customer continues to subscribe to the BCP. Subaye has no contractual relationship with is customers. Its customers are able to renew their subscriptions to the BCP each month without risk of a termination fee and no long term commitment to subscribe to the BCP is necessary at this time.

Competition

Subaye's BCP is a combination of IAAS and SAAS cloud computing solutions based on a Dell hardware and Oracle software and database platform. Below is a review of the "emerging companies" Subaye is competing with in China. This list is not all inclusive.

Name	Type of Product	Description of Product
21 Vianet	IAAS	Data center service provider
800Apps	SAAS	Start-up provides CRM services
Alisoft (Alibaba)	SAAS	CRM, sales force management, inventory management, financial and marketing information management service
China Mobile	PAAS	Mobile Internet cloud services
CNSaaS.com	SAAS	Joint venture uses Microsoft SAAS technology
eAbex	SAAS	Management software and e-business services
Infobird	SAAS	Call center systems and service provider partnering with Dell to provide cloud-based services
Jingoal	SAAS	Management software and service provider
Lenovo	SAAS	SaaS services, cloud-based storage, thin-client PCs for cloud computing
Sogou.com	SAAS	Free cloud-based input service for entering Chinese pinyin
Wecoo.com	SAAS	Online marketing and management services
Xtools	SAAS	CRM
Youshang.com	SAAS	Online management e-business services
Yoyo Systems	PAAS	Has cloud R&D centers in China and US

Historical and Projected Financials

Summary Operating Results (Fiscal Years Ending September 30)	2011	2010	2009
(US$ in Millions)	(Projected)	--------- (Audited) ---------	
Total Revenues	**$71.3**	**$39.1**	**$26.7**
Year Over Year Percent Change	82.4%	46.4%	246.8%
Gross Profit	**$57.3**	**$30.9**	**$20.7**
Profit Margin	80.4%	79.0%	77.6%
Adjusted EBITDA *	$59.1	$34.0	$24.3
Adjusted EBITDA Margin	82.9%	87.0%	91.0%
Income Taxes **	$0.0	$0.0	$0.0
Net Income (Loss) ***	**$29.2**	**$(7.9)**	**$8.6**
Net Income (Loss) Margin ***	41.0%	(20.2)%	32.2%
Earnings (Loss) per Share ***	**$3.12**	**$(1.17)**	**$4.67**

* Adjusted EBITDA is defined within Appendix A

** No income taxes are expected in FY 2011 as a result of carryover of FY 2010 net loss of $17.7 million

*** Figures are not inclusive of discontinued operations or any potential profits from the Group Buy or Online 3D Mall

Additional information:

1. Marketing promotions for FY 2011 projected to total $17.0 million
2. Capital expenditures for computer software and hardware for FY 2011 projected to total $8.0 million
3. Amortization of stock based compensation for FY 2011 projected to total $6.6 million
4. Amortization of capitalized software and website development costs for FY 2011 projected to total $6.3 million

Recent Events and New Initiatives

Recent Events and New Initiatives to Strengthen Corporate Profile and Investor Communications

- Hiring of Pricewaterhousecoopers as Subaye's independent auditor. The quarter ended December 31, 2010 is currently being reviewed by Pricewaterhousecoopers.
- Commitment by management to make several new hires in the accounting department in the next several months.
- Discussion of plans to expand the Board of Directors with additional independent members
- Commitment by management for SOX 404 internal control compliance project by June 2011.
- Commitment by management for re-design of the investor relations website and commitment to maintain a current investor relations website on a going forward basis
- Commitment by management for monthly customer data press release each month
- Commitment by management to hire an internal full time investor relations and communications director
- Commitment by management to complete 4 investor roadshows in FY 2011
- Commitment by management to attend at least 2 investor conferences during FY 2011

Management Team



Zhiguang Cai - Chief Executive Officer
Mr. Cai is CEO, CTO and a Director of of Subaye, Inc. He is based in Guangzhou City. He joined the Company in October 2000. Mr. Cai was instrumental in the development of the original computer architecture and user interface for the Company's primary Internet properties at www.subaye.com. Mr. Cai's primary duties involve managing the Company's daily business operations, conducting business development activities and developing new technologies. Mr. Cai graduated in 1995 from the Central China Normal University Department of Computer Science.



Alan Lun - President
Mr. Alan Lun is President and a Director of Subaye, Inc. He is based in Guangzhou City. He joined Subaye in 2006 and served as Subaye's CEO from April 30, 2007 through September 5, 2009. Mr. Lun's primary duties involve managing the Company's daily operations and maintaining customer and business partner relationships. From March 2001 through February 2006, Mr. Lun was the division manager of Guangdong Country Garden Property Management Co. Ltd., one of the largest real estate management and development companies in China.



James Crane - Chief Financial Officer
Mr. Crane is CFO of Subaye, Inc. Mr. Crane is based in Shanghai. He has lived in China since September 2009. Mr. Crane has had significant experience working with businesses listed on the NYSE and NASDAQ stock exchanges since 1999 and has significant experience with Chinese-based businesses that are listed as public companies in the United States of America since 2006. Mr. Crane's primary duties involve managing the Company's daily financial operations, communications with shareholders, ensuring compliance with SEC regulations and ensuring the Company's accounting is in compliance with all applicable accounting and financial standards, namely U.S. GAAP. Mr. Crane has also served as Chief Financial Officer and as a Director of several other U.S.-listed public companies.



King Rong - Senior Vice President of Sales and Marketing
Mr. Rong is Senior Vice President of Sales and Marketing. He is based in Shanghai. He joined Subaye in September 2010. He formerly served as Customer Marketing Manager at Google China. He has worked in China in online sales and marketing capacities for the last 11 years. He was Account Director with Yahoo China Ltd., with overall responsibility for sales performance of Yahoo China's eastern and southern regions, with a focus on revenue achievement and business development.

Company Snapshot

Symbol (NASDAQ G.M.)	SBAY
Closing Price (January 24, 2011)	$9.78
Revenues (FY10)	$39.1M
Gross Margin (FY10)	78.8%
Net Loss* (FY10)	$(7.9)M
Adjusted EBITDA** (FY10)	$34.0M
EPS* (FY10, Fully Diluted)	$(1.17)
P/E (Projected FY10 ending 9/30/11)*	3.1x
Fiscal Year End	September 30
Date of Original Listing (OTCBB)	February 25, 2003
Date of NASDAQ Listing	March 16, 2010

**All references to net income, EPS or P/E are determined utilizing net income from continuing operations and are exclusive of the effect of net losses expected from the Company's discontinued operations for FY10*

***Adjusted EBITDA is defined in Appendix A in this presentation*

Investment Summary

- Participation in high growth markets with first mover advantage
- Imature market, minimal threat from global technology players
- Clean balance sheet, management reaffirms there is no pending capital raise and there will not be a capital raise in the near future.
- Strong growth, 46.4% in FY 2010, 82.4% projected in FY 2011
- 62% insider ownership
- Significant future growth opportunities through:
  - Recently acquired potential SME customer list
  - Market share gains
  - Geographic expansion
  - New product launches

Contact Information

Company Contact Info:

James Crane,
Chief Financial Officer
Shanghai, China

jcrane@subaye.net
China +86 186-2136-3580
US +1 617-699-6325

Investor Relations Contact Info:

Michael Feldman,
Investor Relations Manager
Hong Kong

mfeldman@subaye.net
HK +852 9784-1855
China +86 136-8166-7375

Appendix A

Adjusted EBITDA is referenced within this presentation and is calculated as follows:

Adjusted EBITDA (Fiscal Years Ending September 30)	2011	2010	2009
(US$ in Millions)	(Projected)	--------- (Audited) ---------	
Net Income (Loss) From Continuing Operations Before Noncontrolling Interest	$29.2	$(7.9)	$8.6
Add Back: Depreciation and Amortization	$6.3	$5.9	$7.6
Add Back: Stock Based Compensation	$6.6	$7.6	$1.4
Add Back: Marketing Promotion Expense	$17.0	$22.1	$6.7
Add Back: Impairment Loss	$0.0	$6.3	$0.0
Adjusted EBITDA	$59.1	$34.0	$24.3

About Non-GAAP Financial Measures

To supplement our consolidated financial statements, which statements are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measure: adjusted EBITDA. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenses and expenditures that may not be indicative of our recurring core business operating results. These non-GAAP financial measures exclude from our operating performance not only non-cash charges, such as stock-based compensation, but also discrete cash charges that are infrequent in nature. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management's internal comparisons to our historical performance and liquidity as well as comparisons to our competitors' operating results. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business. The accompanying tables have more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures.